Exhibit 10.3

AMENDMENT NO.2 TO

PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

This Amendment No. 2 to the Purchase and Sale Agreement and Escrow Instructions (this “Amendment”), is dated May 5, 2022, between Maui Land & Pineapple Company, Inc., a Hawaii corporation, as “Seller”, and Fakhry LLC, a Wyoming limited liability company, as “Buyer” (each, a “Party” and collectively, the “Parties”). This Amendment is entered into with reference to the following facts:

RECITALS:

A.    Seller and Buyer entered into a Purchase and Sale Agreement and Escrow Instructions dated December 29, 2021, in relation to lots 2-A, 2-B, 2-C, 2-D, 2-E, and 2-F of the “Kapalua Makai Subdivision No. 1” located in Kapalua, Maui, Hawaii (the “Purchase Agreement”).

B.    Seller and Buyer executed Amendment No. 1 to the Agreement on March 29, 2022 (“First Amendment”).

AGREEMENT

Now, THEREFORE, the Parties agree as follows:

1.    Modification to Section 2.8. The Parties hereby confirm that Section 2.8 shall be removed and replaced with the following language.

2.8 DUE DILIGENCE PERIOD. The “Due Diligence Period” shall mean the period commencing on the Effective Date and ending on May 19, 2022 at 5:00 p.m. Hawaii Standard Time, for Buyer to determine whether Buyer may feasibly acquire and develop the Property as provided in paragraph 3.2.

2.    Modification to Section 2.9. The Parties hereby confirm that Section 2.9 of the Purchase Agreement shall be removed and replaced with the following language.

2.9 CLOSING DATE. The “Closing Date” shall be two weeks after the expiration of the Due Diligence Period.

[Signatures on Following Page]

IN WITNESS HEREOF, the Parties hereto have executed this Amendment as of the date and year first set forth above.

“BUYER” FAKHRY LLC By: /s/ Ebrahim K. Nakhjavani Name: Ebrahim K. Nakhjavani Its: Manager	“SELLER” MAUI LAND & PINEAPPLE COMPANY, INC. By: /s/ Paulus Subrata Name: Paulus Subrata Its: Vice President